SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
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                                               Commission Only (as permitted
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.. . . . . . . . . . . . . WESBANCO, INC.  . . . . . . . . . . . . . . . .
           (Name of Registrant as Specified in Its Charter)

.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                      [WESBANCO LOGO]
March 15, 2002








Dear Shareholder:

	You will find enclosed the Notice of Meeting, Proxy Statement and Proxy Card for the Annual Meeting of Shareholders of Wesbanco, Inc., which will be held on Wednesday, April 17, 2002, at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, beginning at 4:00 p.m.

	Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card. Also enclosed is an attendance card. Please fill out and return this card only if you plan to attend the meeting in person.

	We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.


						Very truly yours,



						PAUL M. LIMBERT


PML/mmr
Enclosure


                                                [WESBANCO LOGO]




                               WESBANCO, INC.
                               One Bank Plaza
                        Wheeling, West Virginia  26003

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held
                             April 17, 2002

TO THE STOCKHOLDERS OF WESBANCO, INC.:

     The Annual Meeting of the Stockholders of Wesbanco, Inc. will be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 17, 2002, at 4:00 p.m. E.S.T.

     The purposes of the meeting are as follows:

       (1) To elect six (6) persons to the Board of Directors to serve for a term of three (3) years.

       (2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

     The Board of Directors recommends a vote in favor of the nominees. The holders of the common stock of the Corporation as of the close of business on March 8, 2002, are entitled to vote at the meeting.

     You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the Proxy Card.

      By order of the Board of Directors.

                                            LARRY G. JOHNSON
                                            Secretary


Wheeling, West Virginia
March 15, 2002





                               PROXY STATEMENT
                                     OF
                                WESBANCO, INC.
                                One Bank Plaza
                        Wheeling, West Virginia  26003

                        ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 17, 2002

     This statement is furnished to the stockholders of Wesbanco, Inc. ( the "Corporation") in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the "Annual Meeting"), which will be held at the Ramada Plaza City Center
Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, at 4:00 p.m. E.S.T. on Wednesday, April 17, 2002. This statement is being mailed to the stockholders on or about March 15, 2002.

     Wesbanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank, Inc., Wheeling, West Virginia. The Corporation also maintains two other operating entities, namely, Wesbanco Securities, Inc., Marietta, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia.

                                  Proxies
                                  -------
     The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

     Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by written notice to the Corporation, or by announcement at the stockholders meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the stockholders meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the discretion of the holders of such proxies.

     Alternatively, if shares of the Corporation's common stock are registered in a shareholder's name, such shareholder may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

                      Stock Outstanding and Voting Rights
                      -----------------------------------
     The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock with a par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized common stock, as of March 1, 2002, there were 21,230,138 shares issued and outstanding. There are no shares of preferred stock outstanding.

     The authorized shares of preferred stock of Wesbanco may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of Wesbanco common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of Wesbanco at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of Wesbanco common stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of Wesbanco common stock.

     A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld and shares represented by broker non-votes are counted in determining whether a quorum is present.

     Stockholders of record as of the close of business on March 8, 2002, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation at that time. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit.

     To the best of management's knowledge, Wesbanco Trust and Investment Services, the Trust Department of Wesbanco Bank, Inc. (the "Bank"), Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of March 1, 2002, 1,781,128 shares of the common stock of the Corporation, representing 8.39% of the total shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 862,541 shares, representing 4.06% of the shares outstanding, has partial voting control of 24,195 shares, representing 0.11% of the


                                    1


shares outstanding, and sole voting control of 894,392 shares, representing 4.21% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of Bank management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

     The following table lists each stockholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock as of March 1, 2002, as more fully described above:

                               Principal Holders
                               -----------------
                 Name &
               Address of             Amount and Nature
Title of       Beneficial              of Beneficial           Percent
Class            Owner                    Ownership            of Class
--------      ----------              -----------------        --------
Common        Wesbanco Trust and
              Investment Services
              One Bank Plaza
              Wheeling, WV 26003         1,781,128*              8.39%

*Nature of beneficial ownership more fully described in text immediately preceding table.

Ownership of Securities by Directors, Nominees and Officers
-----------------------------------------------------------
     The following table sets forth the number of shares of Wesbanco's common stock beneficially owned by each nominee, each continuing director and each officer of the Corporation named in the Summary Compensation Table and all of its executive officers and directors as a group as of March 1, 2002.
There is no other class of voting securities issued and outstanding.

                              Sole Voting       Shared Voting
Name of                      and Investment   and/or Investment    Percent
Beneficial Owner               Authority         Authority         of Class
----------------             --------------   -----------------    --------
James E. Altmeyer               12,657                                 *
Ray A. Byrd                      8,135  (1)                            *
R. Peterson Chalfant (Nominee)   6,825              68,497  (2)        *
John H. Cheffy (Nominee)        11,361               3,324  (3)        *
Christopher V. Criss            50,178  (4)        112,751  (4)        *
James D. Entress                26,111  (5)                            *
Abigail M. Feinknopf (Nominee) 138,441                                 *
Ernest S. Fragale               60,411                                 *
James C. Gardill                53,223  (6)                            *
Edward M. George                17,434  (7)                            *
Roland L. Hobbs                 25,260  (8)                            *
John W. Kepner (Nominee)         5,497  (9)                            *
Frank R. Kerekes                 1,342                                 *
Paul M. Limbert (Executive
                   Officer)     13,199 (10)                            *
Jeremy C. McCamic (Nominee)    630,201 (11)         17,050 (11)       3.0%
William E. Mildren, Jr.        184,692                                 *
Jerome B. Schmitt (Executive
                     Officer)    6,345 (12)                            *
Joan C. Stamp (Nominee)         19,825 (13)                            *
Carter W. Strauss               34,472 (14)                            *
James W. Swearingen              3,772                                 *
Reed J. Tanner                   5,559 (15)          2,622 (16)        *
Robert K. Tebay                 11,603 (17)                            *
William E. Witschey              9,206 (18)         55,972 (18)        *
Dennis P. Yaeger (Executive
                    Officer)     8,160 (19)                            *
Robert H. Young (Executive
                   Officer)      1,094                                 *

All Directors and Officers
as a group
(29 persons)                 1,391,114             260,216            7.8%


*Beneficial ownership does not exceed one percent (1%).

                                     2


 (1) Includes 4,440 shares held for Mr. Byrd's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

 (2) Includes 27,008 shares held in the Clyde Chalfant Marital Deduction Trust for which Mr. Chalfant serves as Trustee, 18,000 shares held in the Clyde Chalfant GST Trust for the benefit of R. Peterson Chalfant and 23,489 shares held in the Mary Peterson Chalfant GST Trust for the benefit of R. Peterson Chalfant.

 (3) Includes 506 shares held in his IRA custodian account at Wesbanco Bank, Inc. Additionally, Mr. Cheffy's wife, Mary Ann Cheffy, is the owner of 2,818 shares for which Mr. Cheffy disclaims beneficial ownership.

 (4) Includes 4,117 shares held for Mr. Criss' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director, owns 112,751 shares.

 (5) Includes 26,111 shares held at Wesbanco Bank, Inc. as custodian for James D. Entress' IRA. Dr. Entress' wife, Dr. Cheryl Entress, is the owner of an additional 14,671 shares held in an IRA custodian account at Wesbanco Bank, Inc. for which Dr. Entress disclaims beneficial ownership.

 (6) Includes 11,883 shares held for Mr. Gardill's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 12,957 shares held by Mr. Gardill's wife, Linda T. Gardill, and 3,076 shares held in her IRA custodian account at Wesbanco Bank, Inc.

 (7) Mr. George's wife, Sandra F. George, is the owner of an additional 502 shares for which Mr. George disclaims beneficial ownership. Excludes options to acquire 19,889 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan.

 (8) Includes 1,260 shares held for Mr. Hobbs' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Hobbs' wife, Sarah F. Hobbs, is the owner of an additional 4,620 shares for which Mr. Hobbs disclaims beneficial ownership.

 (9) Mr. Kepner's wife, Joan B. Kepner, is the owner of an additional 400 shares for which Mr. Kepner disclaims beneficial ownership.

(10) Excludes options to purchase 10,778 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan.

(11) Includes 13,200 shares held in The Louise T. (Lisa) McCamic Memorial Scholarship Fund at the University of Mississippi and 3,850 shares held in the McCamic Law Scholarship Fund at West Virginia University for which Mr. McCamic disclaims beneficial ownership.

(12) Excludes options to purchase 10,440 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan.

(13)  Includes 10,696 shares held in Mrs. Stamp's trust at Wesbanco Bank, Inc.

(14) Includes 11,919 shares held for Mr. Strauss' benefit in a Rabbi Trust under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Strauss' wife, Barbara Strauss, is the owner of an additional 3,774 shares held in a custodian account at Wesbanco Bank, Inc. for which Mr. Strauss disclaims beneficial ownership.

(15) Includes 1,621 shares held for Mr. Tanner's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 1,404 shares held by Mr. Tanner as Custodian for his minor children.

(16) Includes 477 shares held in trust in which Mr. Tanner has a beneficial interest. He is also Co-Trustee of his brother's family trust which holds 2,145 shares for which Mr. Tanner disclaims beneficial ownership.

(17) Includes 888 shares held for Mr. Tebay's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Additionally, Mr. Tebay's wife, Mary Ann Tebay, is the owner of an additional 100 shares for which Mr. Tebay disclaims beneficial ownership.

(18) Mr. Witschey's wife, Wilda C. Witschey, is the owner of an additional 10,521 shares for which Mr. Witschey disclaims beneficial ownership. Includes 46,132 shares which are owned by Witschey's Market in which Mr. Witschey has a substantial stock interest. Also includes 9,840 shares which are owned by Witschey Realty in which Mr. Witschey has a substantial stock interest.

(19) Excludes options to purchase 9,153 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan.


                                     3


          Section 16(a) Beneficial Ownership Reporting Compliance
          -------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled. The Corporation is required to report late filings.

                  Transactions With Directors and Officers
                  ----------------------------------------
     It has been the practice of the subsidiary bank of the Corporation, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000.00, with some of its Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that the practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time the firm of Phillips, Gardill, Kaiser & Altmeyer of which James C. Gardill, Chairman of the Board and a Director of the Corporation, is a partner, and the firm of Schrader, Byrd & Companion, PLLC, of which Ray A. Byrd, Director of the Corporation, is a partner, perform services for the Corporation. Fees aggregating $489,856.65 were paid to the law firm of Phillips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates during the year 2001. It is contemplated that one or both of these firms will be retained to perform legal services during the current year.

                            Election of Directors
                            ---------------------
     The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five (35), and the Board of Directors has determined that the Board shall consist of nineteen (19) members, and has fixed the number of Directors to be elected at the forthcoming meeting at six (6), all of whom are to be elected for a three-year term which will expire at the annual stockholders meeting in 2005. Proxies may not be voted for a greater number of persons than are nominated. There are no family relationships among the directors, nominees or executive officers of the Corporation, except that Jeremy C. McCamic is the father of Abigail M. Feinknopf, both of whom are nominees.

     Accordingly, the following persons have been nominated for election to the Board:

                                 Nominees(1)
                                 -----------
A. For the Three-Year Term Expiring at the Annual Stockholders Meeting in 2005

Name                    Age    Principal Occupation(1)          Director Since
----                    ---    -----------------------          --------------
R. Peterson Chalfant     61    Lawyer                              08/30/96

John H. Cheffy           68    Retired; former Vice President/     08/20/98
                               Cashier, Wesbanco Bank
                               Barnesville

Abigail M. Feinknopf     34    Marketing representative with       03/01/02
                               Feinknopf Photography, Columbus,
                               OH; previously Business
                               Development Representative with
                               Karlsberger Companies, Columbus,
                               OH

John W. Kepner           69    Mortician; President,               01/28/76
                               Kepner Funeral Homes, Inc.



                                     4



Name                    Age    Principal Occupation(1)          Director Since
----                    ---    -----------------------          --------------
Jeremy C. McCamic       73     Former Chairman of the Board        03/01/02
                               and Chief Executive Officer of
                               American Bancorporation; former
                               Chairman of the Board of
                               Wheeling National Bank; Lawyer,
                               Senior partner, McCamic &
                               McCamic

Joan C. Stamp           50     Director, West Virginia             02/15/96
                               University Foundation

 (1) One vacancy exists in this class. The vacancy was created by Frank R. Kerekes, an executive officer of Wesbanco Bank, Inc., who agreed not to stand for re-election to help implement a Board of Directors goal of reducing the number of insiders on the Board.

 (2) Principal occupation during the past five (5) years.

     In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

     All of the foregoing nominees presently are serving as members of the Board. In the event that, at any time prior to the stockholders meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

                            Continuing Directors
                            --------------------
     In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

                 Directors Whose Term of Office Will Expire
                 at the Annual Shareholders Meeting in 2004
                 ------------------------------------------

Name                    Age    Principal Occupation(2)          Director Since
----                    ---    -----------------------          --------------
James E. Altmeyer        63    President, Altmeyer Funeral         10/16/87
                               Homes, Inc.

Christopher V. Criss     46    Former Vice Chairman, Wesbanco      07/17/92
                               Bank Parkersburg; President &
                               Chief Executive Officer, Atlas
                               Towing Co.

James C. Gardill         55    Chairman of the Board,              11/13/80
                               Wesbanco, Inc.; Lawyer;
                               Partner, Phillips, Gardill,
                               Kaiser & Altmeyer

Roland L. Hobbs          69    Chairman, Wheeling Park             07/28/76
                               Commission

William E. Mildren, Jr.  57    Former Vice Chairman, Wesbanco,     04/15/98
                               Inc.; former Chairman, President &
                               Chief Executive Officer, Wesbanco
                               Bank Parkersburg; former
                               Chairman, President & CEO,
                               Commercial BancShares, Inc.

 (1) Two (2) vacancies exist in this class. The vacancies were created in an effort by the Board of Directors to reduce the overall size of the Board. It is not presently anticipated that the vacancies will be filled.

 (2) Principal occupation during the past five (5) years.


                                     5


                 Directors Whose Term of Office Will Expire
                 at the Annual Stockholders Meeting in 2003
                 ------------------------------------------

Name                    Age    Principal Occupation(1)          Director Since
----                    ---    -----------------------          --------------
Ray A. Byrd              57    Lawyer; Partner, Schrader,          06/09/77
                               Byrd & Companion, PLLC

James D. Entress         63    Oral & Maxillo-Facial               12/20/90
                               Surgeon - Retired

Ernest S. Fragale        55    Former President, Wesbanco          08/20/96
                               Mortgage Company;
                               former owner and
                               President, Universal
                               Mortgage Company

Edward M. George         65    Vice Chairman, Wesbanco, Inc.;      12/02/91
                               former President & CEO,
                               Wesbanco, Inc.; former
                               President & CEO,
                               Wesbanco Bank, Inc.;
                               former Chairman of the
                               Board, Wesbanco Bank
                               Wheeling

Carter W. Strauss        55    President, Strauss Industries,      07/28/76
                               Inc.

Reed J. Tanner           48    Certified Public Accountant         12/30/96
                               Simpson & Osborne, A.C.

Robert K. Tebay          67    Owner-Operator, Tebay Dairy         04/15/98

William E. Witschey      70    President, Witschey's               01/10/85
                               Market, Inc. (retail food
                               management)

 (1) Principal occupation during the past five (5) years.

                    Executive Officers of the Corporation
                    -------------------------------------
     The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

     PAUL M. LIMBERT, age 55, is the President and Chief Executive Officer, Wesbanco, Inc. Mr. Limbert also served as Vice Chairman and Chief Financial Officer for Wesbanco Bank Wheeling, and previously served as President and Chief Executive Officer of Wesbanco Bank Wheeling. In addition, Mr. Limbert served Wesbanco Bank Wheeling in a variety of capacities, including Assistant Controller and Controller, Vice President and Controller, Senior Vice President and Controller, Executive Vice President and Controller, and Executive Vice President and Treasurer. Mr. Limbert joined the Corporation in April 1977. Prior to that, he was a Senior Accountant at Price Waterhouse and served a tour of duty in the United States Army.

     ROBERT H. YOUNG, age 45, is the Executive Vice President and Chief Financial Officer of Wesbanco, Inc. Mr. Young joined the Corporation in July 2001 after having served as Senior Vice President and Chief Financial Officer of PNC Bank, FSB and its National Affinity Program division in Pittsburgh, PA, from 1999 to 2001. Prior to that, he was Executive Vice President and Chief Financial Officer, Secretary and Treasurer of First Western Bancorp, Inc. in New Castle, PA, from 1996 to 1998. He served as Senior Vice President - Finance, Secretary and Treasurer from 1992 to 1996 and held other senior finance positions with First Western between 1986 and 1992. From 1980 to 1986, Mr. Young was Manager of Taxes and Auditing with Heckett, Division of Harsco in Butler, PA. Prior to joining Harsco, Mr. Young was a senior accountant with Coopers & Lybrand in Pittsburgh, PA.

     DENNIS P. YAEGER, age 52, is the Executive Vice President and Chief Operating Officer of Wesbanco, Inc., a position held since 1993. Mr. Yaeger has served Wesbanco, Inc. as Vice President Bank Operations in 1987 and Executive Vice President Bank Operations in 1990. Mr. Yaeger has served Wesbanco Bank Wheeling as Vice Chairman of the Board of Directors. He previously held the positions of Executive Vice President-Bank Operations from 1978 to 1987. From 1976 to 1978, Mr. Yaeger worked in the Commercial Loan Department as a Loan Officer.


                                     6


He started his career at Wesbanco Bank Wheeling and held early positions as Management Trainee, Administrative Assistant and Assistant Operations Officer.

     JEROME B. SCHMITT, age 52, was named Executive Vice President - Investments/Trusts, Wesbanco, Inc. in January, 1999. He most recently served as Senior Vice President-Trust and Investments. He joined the staff of the Corporation in 1972 and was promoted to Vice President-Investments in 1983 and to Senior Vice President in 1990. Mr. Schmitt received his designation as Chartered Financial Analyst in 1976. He has served in a variety of other positions, including Trust Operations and Trust Investments since 1972.

     KRISTINE N. MOLNAR, age 50, is the President and Chief Executive Officer of Wesbanco Bank, Inc. Mrs. Molnar has previously served Wesbanco as President of the Upper Ohio Valley Region of Wesbanco Bank, Inc., President and Chief Executive Officer, Wesbanco Bank Wheeling, Senior Vice President, Vice President-Commercial/Mortgage Loans, Assistant Vice President and as Banking Officer. Before joining the Corporation, Mrs. Molnar was employed from 1973 to 1984 as an Assistant Vice President for Half Dollar Bank, Wheeling, West Virginia, and as a Loan Administrator for United American Bank, Nashville, Tennessee.

     JOHN W. MOORE, JR., age 54, currently serves Wesbanco, Inc. as Senior Vice President-Human Resources. Mr. Moore joined the Corporation in 1976 as Director of Personnel. He served in that capacity until 1980 when he was appointed Vice President-Personnel/Human Resources for Wesbanco Bank Wheeling. He was made Vice President-Personnel, Wesbanco, Inc. in 1986 and Senior
Vice President-Human Resources in January, 1993, for Wesbanco, Inc.  Mr.
Moore served as Senior Vice President-Personnel/Human Resources in May 1993 for Wesbanco Bank Wheeling. Mr. Moore formerly served as Director of the Counseling Center at West Liberty State College and Adjunct Instructor at
West Liberty State College and West Virginia University from 1971 to July 1976. Mr. Moore was a public school teacher in 1970.

     LARRY G. JOHNSON, age 54, has served as Secretary since March 31, 1998. Mr. Johnson also serves as Executive Vice President of the Parkersburg Region of Wesbanco Bank, Inc. Mr. Johnson was Executive President and Chief Financial Officer of Commercial BancShares, Inc., from May 11, 1994, until its merger with Wesbanco, Inc., on March 31, 1998. He served as Corporate Secretary for Commercial BancShares beginning in December 1983. Mr. Johnson was Executive Vice President and Chief Financial Officer for Commercial Banking and Trust Company from January 1, 1991, to May 10, 1994. He joined Commercial May 1, 1973, as Auditor and later served the bank in other positions, including Comptroller and Cashier. Prior to his employment with Commercial, he was a bank examiner with the Federal Deposit Insurance Corporation.

     PETER W. JAWORSKI, age 46 has served as Senior Vice President - Chief
Credit Officer of Wesbanco, Inc. since December 1999.   Mr. Jaworski joined
the Corporation in 1995 as Vice President - Loan Review for Wesbanco Bank Wheeling and Senior Loan Review Officer of Wesbanco, Inc. In July 1997, he was named Vice President - Credit Risk Management of Wesbanco Bank Wheeling and Wesbanco, Inc. In December 1997, he was appointed Senior Vice
President - Credit Administration of Wesbanco, Inc. Prior to joining the Corporation, Mr. Jaworski was Senior Vice President and Senior Credit Officer for Bank One of Wheeling, West Virginia, and held various positions with Security National Bank & Trust Co., Wheeling, West Virginia, from 1984 - 1992 until its merger into Bank One. He was also Vice President and Comptroller for Citizens Bank, Martins Ferry, Ohio, during 1989. From 1977 - 1984, Mr. Jaworski was employed with the public accounting firms of Anthony, O'Connor, Bodkin & Company and O'Connor & Associates, and the law firm of Herndon, Morton, Herndon & Yaeger, Wheeling, West Virginia.


                                     7



           Comparison of Five Year Cumulative Total Return*
 Among Wesbanco, Inc., Russell 2000 Index, and Russell Financial Services**



   Measurement Period         WesBanco,      Russell       Russell
  (Fiscal year covered)         Inc.           2000       Financial
  --------------------        ---------      -------      ---------
        1996                    100.000      100.000       100.000
        1997                    165.644      120.521       129.928
        1998                    167.836      116.367       113.456
        1999                    152.672      139.199       103.859
        2000                    143.700      133.347       119.158
        2001                    134.901      134.718       129.467



Assumes $100 Invested on January 1, 1997   *Total Return Assumes Reinvestment
in Wesbanco, Inc., Russell 2000 Index,       of Dividends
and Russell Financial Services.           **Fiscal Year Ending December 31



                                     8


                    Compensation of Executive Officers
                    ----------------------------------
     The officers of the Corporation presently are serving without compensation from the Corporation. They are, however, compensated by Wesbanco, Inc. subsidiaries for services rendered as officers of those corporations.

     The following tables set forth the total compensation paid by Wesbanco's subsidiary bank during each of the three years ended December 31, 2001, 2000, and 1999, to the five highest paid executive officers, together with options granted and the benefits payable to them from the Corporation's pension plan upon retirement.



                          SUMMARY COMPENSATION TABLE
                          --------------------------


                                                                       Long Term Compensation
                                                               -----------------------------------
                                 Annual Compensation                     Awards          Payouts
-----------------------------------------------------------------------------------------------------------------
                                                               Restricted    Securities
                                                   Other         Stock        Underlying   LTIP      All Other
Name and                      Salary     Bonus     Annual       Award(s)      Options/    Payouts   Compensation
Principal Position    Year     ($)        ($)       Comp.         ($)           SARs        ($)      ($)(1)(2)
-----------------------------------------------------------------------------------------------------------------
Edward M. George      2001   175,289     25,000        0            0         13,000         0         31,250
Former President &    2000   260,558    100,000        0            0         10,000         0          7,436
CEO (retired 8/8/01)  1999   249,556     90,000        0            0              0         0          6,103

Paul M. Limbert       2001   198,856     65,000        0            0          9,000         0         15,026
President & Chief     2000   179,641     60,000        0            0          5,000         0          7,436
Executive Officer     1999   172,289     50,000        0            0              0         0          6,103

Dennis P. Yaeger      2001   167,712     40,000        0            0          4,125         0          5,273
EVP & Chief           2000   166,215     40,000        0            0          5,000         0          7,410
Operating Officer     1999   162,418     40,000        0            0              0         0          6,103

Jerome B. Schmitt     2001   166,329     55,000        0            0          8,000         0         15,326
Exec. Vice Pres.      2000   158,343     50,000        0            0          5,000         0          7,436
Trust & Invests.      1999   150,914     40,000        0            0              0         0          6,103

Kristine N. Molnar    2001   153,278     25,000        0            0          7,350         0         11,973
President & CEO       2000   145,411     25,000        0            0              0         0          5,664
Wesbanco Bank, Inc.   1999   131,397     20,000        0            0              0         0          4,952

John W. Moore, Jr.    2001   125,692     30,500        0            0          6,100         0          3,664
SVP - Human           2000   122,156     25,000        0            0              0         0          5,664
Resources             1999   118,929     20,000        0            0              0         0          4,952



 (1) "All Other Compensation" includes the following: contributions to the Corporation's KSOP Plan on behalf of each of the named executives covered by the Plan.

 (2) Includes long term incentive awards for Mr. Limbert of $10,000; Mr. Schmitt $10,000; and Ms. Molnar $7,500. Long term incentive awards were granted under the term of the Corporation Bonus Plan. Payments of these grants will occur in three (3) equal and annual installments beginning three (3) years after date of the grant.


                                     9


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                    -------------------------------------

                                                                                   Potential Realizable
                                                                                    Value at Assumed
                                                                                   Annual Rate of Stock
        Number of Securities    %of Total Options/SARs  Exercise or                  Appreciation for
        Underlying Options/     Granted to Employees    Base Price   Expiration        Option Term
Name      SARs Granted(#)          In Fiscal Year       ($/Price)       Date          5%($)     10%($)
--------------------------------------------------------------------------------------------------------
George        13,000                   8.1%               $20.74      04/18/11       $172,751   $437,785
Limbert        9,000                   5.6                 20.74      04/18/11        119,597    303,082
Yaeger         4,125                   2.6                 20.74      04/18/11         54,815    138,913
Schmitt        8,000                   5.0                 20.74      04/18/11        106,308    269,406
Molnar         7,350                   4.6                 20.74      04/18/11         97,671    247,517
Moore          6,100                   3.8                 20.74      04/18/11         81,060    205,422
--------------------------------------------------------------------------------------------------------


                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                 ---------------------------------------------

                                           Number of Securities          Value of Unexercised
                                           Underlying Unexercised        In-The-Money Options/
          Shares Acquired    Value         Options/SARs at FY-end(#)      SARs at FY-End ($)
Name       on Exercise(#)  Realized($)     Exercisable  Unexercisable   Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------
George           0             0              19,899       12,000            $ 1,690     $ 3,380
Limbert          0             0              10,778        7,666              1,170       2,340
Yaeger           0             0               9,153        4,416                536       1,073
Schmitt          0             0              10,444        7,000              1,040       2,080
Molnar           0             0               2,450        4,900                956       1,911
Moore            0             0               6,699        5,067                793       1,586
--------------------------------------------------------------------------------------------------

                                PENSION PLAN TABLE
                                ------------------

----------------------------------------------------------------------------
Remuneration ($)         15         20         25        30         35
----------------------------------------------------------------------------
    150,000           69,837     87,782     99,728    100,000    100,000
    160,000           72,447     92,262    100,000    100,000    100,000
    175,000           73,491    111,604    118,950    118,950    118,950
    200,000           73,491    111,604    118,950    118,950    118,950
    250,000           73,491    111,604    118,950    118,950    118,950
    300,000           73,491    111,604    118,950    118,950    118,950
    350,000           73,491    111,604    118,950    118,950    118,950
    400,000           73,491    111,604    118,950    118,950    118,950
----------------------------------------------------------------------------


     Wesbanco maintains a defined benefit pension plan for all employees and a Supplemental Employee Retirement Plan for certain executive officers. The preceding pension plan table lists the approximate annual retirement benefits (qualified plan and Supplemental Plan) an executive officer would receive if he or she retired at age 65. Amounts are based on a 10 year term for the Supplemental Plan and a full life annuity form for the defined benefit plan.


                                     10


     Under the defined benefit plan, a participant's compensation covered by the Corporation's pension plan is the salary reported on the Form W-2 plus
Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the participant's career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. Average compensation for named executives as of the end of the last calendar year is: Mr. George: $298,980; Mr. Limbert, $222,866; Mr. Yaeger: $197,763;
Mr. Schmitt: $189,647; Mrs. Molnar: $143,754; and Mr. Moore: $137,423.
The estimated years of service for each named executive are as follows:
Mr. George: 18.25; Mr. Limbert: 24.666; Mr. Yaeger: 29.333; Mr. Schmitt: 29; Mrs. Molnar: 17.50; and Mr. Moore: 25.583.

     In 1999, the Corporation approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers, including the individuals named in the Summary Compensation Table. Although benefits under the plan are unsecured, the Corporation funded payment of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit.

     This plan provides for payment of a scheduled annual benefit at normal retirement age of 65 of approximately 60% of salary at the time of adoption, less the defined pension plan benefit, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.

     Death benefits also are payable under the Supplemental Plan. If the executive dies prior to any termination of employment with the Corporation, the executive's designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the executive's designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the plan, the executive's designated beneficiary will be entitled to receive payment of the executive's retirement benefit under the plan beginning with the month following the executive's death.

     Mr. George's contract contains a similar benefit percentage, but it is not funded with life insurance. His contract requires the performance of continuing services under certain circumstances and contains a non-competition provision. It likewise contains a death and disability benefit.

                   Assumed Change in Control Agreements
                   ------------------------------------
     Effective November 1, 1996, Commercial BancShares, Inc. ("Commercial"), a company acquired by merger with a wholly owned subsidiary of the Corporation, entered into employment continuity agreements with Mr. Mildren, Jr. and Mr. Johnson. Except as noted, the agreements have identical provisions and became operative upon a change in control of Commercial, which occurred on March 31, 1998, with the acquisition by the Corporation. Mr. Mildren's contract was amended June 1, 1999, and its term now extends to March 31, 2002.

     Under the agreements, the Corporation will continue to employ William E. Mildren, Jr. and Larry G. Johnson for three years, or until their normal retirement date, whichever is earlier. During that period, the terms and conditions of the executive's employment, including salary, bonuses, and employee benefit plans and programs, are fixed as of the day before the control change date. The executive is entitled to continued compensation if the executive's employment terminates during the employment period, but subject to executive's offer to work that is rejected by the Corporation.
The executive is entitled to continued compensation equal to three times the executive's base period income (paid in 36 monthly installments) if the executive is terminated by the Corporation without cause ("cause" being limited to executive's acts of theft, embezzlement, fraud, or moral turpitude), or if executive voluntarily terminates employment within six months after (a) the executive does not receive salary increases, bonuses, and incentive awards comparable to the salary increases, bonuses, and incentive awards the executive received in prior years or, if greater, that other executives in comparable positions receive in the current year, or
(b) executive's compensation or employment related benefits are reduced; or
(c) executive's status, title(s), office(s), working conditions or management responsibilities are diminished; or (d) executive's place of employment is changed in any way without Executive's consent. Within 12 months after a change in control, the executive may voluntarily terminate his employment with the Corporation and, in such event, will be entitled to receive continued compensation equal to his base period income, paid in 12 equal monthly installments, and shall be free from the covenants not to compete which are operative under other events of termination.

     Jeremy C. McCamic, former Chief Executive Officer of American Bancorporation, has entered into a consulting agreement with the Corporation that became effective upon completion of the merger pursuant to which



                                     11



he will provide such services as the Corporation may request from time to time, and the Corporation will pay Mr. McCamic a monthly payment, plus expenses, for his services. The monthly payment is $8,500.00 during the first year, $8,000 during the second year, $7,500 during the third year, $7,000 during the fourth year, $6,500 during the fifth year and $6,000 during the sixth year. The consulting agreement also provides that Mr. McCamic will be appointed to the Wesbanco Board of Directors, its Executive Committee and the Planning and Acquisitions Committee thereof to serve until December 31, 2002. Mr. McCamic will be paid additional attendance fees as a member of Wesbanco's Board of Directors, but will not receive the quarterly retainer fee that would otherwise be payable to a member of Wesbanco's Board of Directors. Upon election to emeritus status, Mr. McCamic will be entitled to receive a monthly fee of $500 as an emeritus director. Mr. McCamic's consulting agreement will terminate on the 6th anniversary of the merger and provides generally that he may not engage in the banking business within a 50 mile radius of Wheeling, WV, during the term of the consulting agreement.

     Under American's severance plan, Jeremy C. McCamic would have been entitled to an annuity payment of $10,000 per month for 12 years or the remainder of his life, whichever is longer, following a change of control of American if, following the change of control, he was terminated or voluntarily resigned because he was not provided an opportunity with the acquiring organization with comparable authority and the same compensation as he was then earning at American. Mr. McCamic entered into a severance plan clarification agreement with American and the Corporation that provides or the payment of a monthly annuity of $8,100 for the remainder of Mr. McCamic's life with a minimum term certain of 12 years in full satisfaction of the benefits that may otherwise have been payable to Mr. McCamic as a result of the change of control of American. The agreement provides that the parties intend to avoid the imposition of any excise tax under Section 280G of the Internal Revenue Code. In the event that an excise tax is imposed on Mr. McCamic, Wesbanco has agreed to reimburse Mr. McCamic for the amount of such excise tax. Mr. McCamic has assumed any income tax liability arising from the excise tax reimbursement.

                    Corporation Change in Control Agreements
                    ----------------------------------------
     During 1999, the Corporation entered into agreements with the remaining officers listed in the Summary Compensation Table and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity's acquisition of the Corporation. These agreements were designed to secure the executives' continued service and dedication in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in the Corporation's best interest. The 1999 agreements were not entered into because a change in control was imminent.

     The agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control", the agreements do not require the Corporation to retain the executives in its employ or to pay them any specified level of compensation or benefits.

     Each agreement provides that if a change in control of the Corporation or its bank subsidiary which employs the employee (collectively, the "Subsidiary") occurs, the Corporation and the Subsidiary will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive's retirement date under established rules of the Corporation's tax-qualified retirement plan) (the "Term of Employment").

     If, during the Term of Employment, the executive is discharged by the Corporation or the Subsidiary without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to three times (i) the highest rate of the executive's annual base salary in effect prior to the date of termination, and (ii) the greater of, the executive's average annual bonus over the three years ending prior to the date of termination, or the executive's bonus established for the annual bonus year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive's family will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control, subject to reduction to avoid duplication with benefits of a subsequent employer.

     Generally, and subject to certain exceptions, a "change in control" shall be deemed to have occurred if (a) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Subsidiary representing 20% or more of the combined voting power of the Corporation's or the Subsidiary's then outstanding securities; (b) there is during any two consecutive years a significant change in the Corporation's or the Subsidiary's Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation's or the Subsidiary's assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Subsidiary.

     If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, Wesbanco will pay the executive a reduced amount over an extended period so that no excise tax is due.

                                     12


                        Compensation Committee Report
                        -----------------------------
     Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and one additional member of the Board of Directors and include Messrs. Criss, Chalfant, Witschey, Hobbs, Strauss and Tanner. The Committee also includes Mr. Gardill, the Chairman of the Board.

     Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the company's salary administration program, a Hay-type system, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted. The Committee also considered that executive salaries for the Corporation's executives are somewhat lower than industry peer group averages and have been moving closer to industry standards, subject to corporate performance.

     Corporation performance, including total shareholder return, is considered in establishing the annual budget for salary increases, which is the initial part of the process. Projected annual income growth and savings through consolidation are considered in establishing the overall salary
increase range.   Also, Corporation performance factors, including net income, return on assets and return on equity, are considered in setting annual bonuses. The bonuses are determined on a subjective basis.

     Considerations affecting Mr. George's and Mr. Limbert's salaries and bonuses for 2001 included the overall salary administration program of the Corporation, the substantial reorganizational work involved in consolidating the separate banking corporations into one bank and efforts to control loan delinquency during the year. The Committee also considered the interest rate environment in which the Corporation operated during the past year and the improvement in the efficiency ratio achieved by the Corporation. Also the Committee considered the overall increases granted to other employees in the Corporation and the salary structure of peer group banks.

     In considering Mr. George's and Mr. Limbert's compensation and the bonuses paid to senior executive officers, the Committee considered published compensation comparative data for certain regional bank holding companies which compete in markets served by the Corporation and markets within reasonable proximity thereto (hereinafter referred to as "Peer Group"). The Peer Group information reflected that overall, relative to published survey medians for base salary and total cash compensation in similar size organizations, the Corporation's top executive group's base salaries and total cash compensation are on the low side of competitive levels. Total direct compensation is below competitive levels.

     The Committee reaffirmed its goal of maintaining its base salary structure at the middle of the appropriate competitive marketplace and positioning actual salaries at the middle of the marketplace subject to performance, longevity and evaluation.

	COMPENSATION COMMITTEE

	James C. Gardill, Chairman		Christopher V. Criss
	William E. Witschey			Carter W. Strauss
        Roland L. Hobbs                         Reed J. Tanner
	R. Peterson Chalfant

        Compensation Committee Interlocks and Insider Participation
        -----------------------------------------------------------
     Roland L. Hobbs, a member of the Compensation Committee, formerly served as Chairman and President of the Corporation until June 1, 1990. He continues to serve as a member of the Board of Directors and Executive Committee of the Corporation.
     James C. Gardill, also a member of the Compensation Committee, serves as Chairman of the Board of the Corporation. Mr. Gardill does not receive a salary for such position but did participate in the annual bonus program of the Corporation for the year 2001. He does not participate in other benefit programs of the Corporation. Mr. Gardill also is a partner in the law firm Phillips, Gardill, Kaiser & Altmeyer, and acts as general counsel for the Corporation. During the year 2001 fees aggregating $489,856.65 were paid to the firm of Phillips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates.


                                     13


                     Description of Employment Contracts
                     -----------------------------------
     The Corporation and its subsidiaries provide certain executive officers, including the executive officers named in the Summary Compensation Table, with written Employment Contracts at their respective base annual salaries. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to the greater of (i) six months of the employee's base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the Agreement. There are no golden parachute type provisions contained in the contracts.

     Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger related agreements. Messrs. Mildren, Johnson, Tebay and Swearingen were appointed, nominated and elected to the Board pursuant to the provisions of such an agreement. Under the terms of the Merger Agreement with Commercial Bancshares, Inc., each of the four (4) named directors were to serve full three (3) year terms.
Messrs. Mildren and Johnson were appointed to the Board effective March 31, 1998, were elected in the class of directors elected on April 15, 1998, and have completed their three (3) year terms. Mr. Tebay was appointed to the class whose term expired in 2000 and his full three (3) year term will expire in 2003. Mr. Swearingen was appointed to the class whose term expired in 1999 and his full three (3) year term will expire in April, 2002.

     Mr. McCamic and Mrs. Feinknopf were appointed to the Board and are currently nominated for election pursuant to the Merger Agreement with American Bancorporation. Under the terms of the Agreement, Mr. McCamic will serve as a member of the Board until December 31, 2002, at which time he will resign and the Corporation has agreed to appoint his son, Jay T. McCamic, to the Board. Under the terms of the Agreement, the Corporation has agreed to include Mrs. Feinknopf and Mr. Jay T. McCamic as recommended nominees until each has served at least a full three (3) year term.

                           Description of Bonus Plan
                           -------------------------
     Annually, the Compensation Committee of the Corporation makes a determination as to the amount and allocation among the executive officers of the Corporation of a bonus payable to such officers. The amount and participants vary each year based on an assessment of profitability and merit as determined by the Committee. A total of $531,000 in cash was allocated and paid for such bonuses for the year 2001.

                               Wesbanco KSOP Plan
                               ------------------
     The Wesbanco Employee Stock Ownership and 401(k) Plan (the "Plan") is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features
(the "KSOP"). All employees of the Corporation, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the ESOP portion of the Plan upon completion of a year of service and attaining age 21. The 401(k) eligibility provisions permit participation in the first calendar quarter subsequent to employment. All affiliates are participants in the Plan. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

     At the present time, the Plan Trust holds 831,128 shares or 3.9% of Wesbanco Common Stock, of which 745,394 shares are allocated to specific employee accounts as of December 31, 2001. The ESOP Trustee has available a $2,000,000.00 borrowing capacity from an affiliated financial institution.
A balance of $1,572,353 was outstanding at December 31, 2001.   The loan
originated during 2000 and is structured as a revolving line of credit, and the unpaid balance of any borrowing is amortized over a five-year period at an interest rate equal to the lender's base rate. The Corporation is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity is to be paid in full or refinanced. The ESOP is required to pledge the shares of employer securities purchased with the proceeds of the loan as security for the loan. The Corporation guaranteed the loan issuing a contribution commitment letter.
As securities are allocated to the accounts of participating employees, and the loan balance paid down, they are released by the secured party.

     Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated,

                                     14


prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

  Meetings of Board of Directors and Committees and Compensation of Members
  -------------------------------------------------------------------------
     The Board of Directors of the Corporation meets bimonthly, and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $500.00. For the year 2001, the Directors received an annual fee of $3,000.00 payable quarterly at the rate of $750.00 per quarter. During 2001, the Board of Directors of the Corporation held six regular meetings and one special meeting. Directors of the Corporation were also paid a fee of $300.00 for attendance at meetings of special committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its affiliates. Fees in the total amount of $98,300.00 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 2001. In addition, fees in the aggregate amount of $72,450.00 were credited to the accounts of those Directors who have elected to participate in the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in Wesbanco Common Stock or in a money market rate of interest account.

     The Corporation does have a standing Compensation Committee. The members of the Corporation's Compensation Committee include James C. Gardill, Roland L. Hobbs, Carter W. Strauss, Christopher V. Criss, Reed J. Tanner, William E. Witschey and R. Peterson Chalfant. The Compensation Committee met two times during the year. The principal functions of the Committee are to review and approve salary adjustments for officers, bonus recommendations, executive compensation, overall salary and benefit costs, and the Performance Based Key Executive Bonus and Option Plan.

     The Corporation does have a standing Nominating Committee. Members of the Corporation's Nominating Committee are Roland L. Hobbs, James C. Gardill, Edward M. George and Christopher V. Criss. The Committee meets only when vacancies are to be filled and did not meet during calendar year 2001. The principal function of the Committee is to recommend individuals for election to the Board of Directors. Security holder nominations may be considered by the Committee if made in accordance with the Bylaw requirements. See "Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation."

                        Audit/Loan Review Committee
                        ---------------------------
     The Corporation has an Audit/Loan Review Committee ("Audit Committee"). All members are considered independent and the currently serving members are:
Christopher V. Criss, Chairman, Ray A. Byrd, Reed J. Tanner, Vaughn L. Kiger, James E. Altmeyer, Carter W. Strauss, Fred T. Chambers and Rizal V. Pangilinan. Several of the members of the Audit Committee are partners, controlling shareholders or executive officers of an organization that has a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation's Board of Directors has determined that such lending relationships do not interfere with the director's exercise of independent judgment. Each of the Audit Committee members satisfies the definition of independent director as established by the NASD rules. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. A copy of the written charter is attached hereto as Exhibit A and made a part hereof. The Audit Committee met five
(5) times in 2001.

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           Report of Audit Committee
                           -------------------------
     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles


                                     15


and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States and by codification of statements on auditing standards, AU 380. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with the Corporation's internal and independent auditors and the credit quality officer the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, credit quality and the overall quality of the Corporation's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities & Exchange Commission. This report is not deemed "soliciting material" or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or incorporated by documents otherwise filed.

     Submitted by:

     AUDIT COMMITTEE:

     Christopher V. Criss, Chairman              Ray A. Byrd
     Reed J. Tanner                              Vaughn L. Kiger
     James E. Altmeyer                           Carter W. Strauss
     Rizal V. Pangilinan                         Fred T. Chambers

              Stockholders Intending to Nominate Candidates for
        Election to Board of Directors Must Give Notice to Corporation
        --------------------------------------------------------------
     Under Section 2 of Article III of the bylaws of the Corporation, any stockholder who intends to nominate, or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty (30) days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five (5) days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

            Proposals of Stockholders for  Presentation at Next Year's
                  Annual Meeting, to be Held April 16, 2003
            ----------------------------------------------------------
     Proposals which stockholders intend to present at next year's annual meeting, to be held on Wednesday, April 16, 2003, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing not later than November 15, 2002.
A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

                               Independent Auditors
                               --------------------
     Ernst & Young LLP served as independent auditors for the Corporation and all affiliates for the year 2001. The services rendered by Ernst & Young LLP during the year 2001 consisted primarily of auditing and tax services.
The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Corporation for the year ending December 31, 2002. It is expected that a representative of the accounting firm will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

     Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the audit of the Corporation's annual financial statements for 2001 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2001 were approximately $194,250.

     Financial Information Systems Design and Implementation Fees. No fees were paid to Ernst & Young LLP for such services.


                                     16


     All Other Fees. Ernst & Young LLP provided other audit-related services to the Corporation from time to time. The aggregate fees for these services rendered in 2001 were approximately $179,435. Fees for audit services provided to the Corporation approximated $91,675. Fees for all other services provided to the Corporation approximated $87,760.

                  Matters to be Considered at the Meeting
                  ---------------------------------------
     Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

	By order of the Board of Directors.

                                                JAMES C. GARDILL
						Chairman of the Board

Wheeling, West Virginia
March 15, 2002


                                     17


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.


                                       __________________________, 2002



                                       _______________________________
                                                Signature

                                       _______________________________
                                                Signature

                                       (Please sign exactly as your name(s)
                                       appears hereon. When signing as
                                       Attorney, Executor, Administrator,
                                       Trustee, Guardian, etc., give full
                                       title as such. If you are signing
                                       for someone else, you must send
                                       documentation with this Proxy,
                                       certifying your authority to sign.
                                       If stock is jointly owned, each
                                       joint owner should sign.)


         R. S. Rowe & Company, Inc.; Job No. 10498; Proof of 3-7-02
    (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX No. (781) 849-9740
                   EMAIL Address: rsrowe@interserv.com

                        pm6\5th-3rd\WesBanco-Prx

Vote by Telephone
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Trust Services,
P. O. Box 535800, Pittsburgh, Pennsylvania  15230.

  Vote by Telephone        Vote by Internet             Vote by Mail
  Call Toll-Free using a   Access the Website and       Return your proxy
  touch-tone phone         cast your vote               in the postage-paid
  1-800-542-1160           http://www.votefast.com      envelope provided

                   Vote 24 hours a day, 7 days a week!

Your telephone and internet vote must be received by 11:59 P.M. Eastern Standard Time on April 16, 2002 to be counted in the final tabulation.

           Your Control Number is printed on the reverse side.

Your telephone and internet vote authorized the named proxies to vote your shares in the same manner as if you had market, signed, dated and returned your proxy card.


                                WESBANCO, INC.
                        WHEELING, WEST VIRGINIA  26003
                                   PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 17, 2002
     The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of WesBanco, Inc., to be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 17, 2002, at 4:00 p.m., and at any adjournment or adjournments thereof, with full power then possessed by the undersigned, and to vote, at the meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally, present, as follows:

(1) For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them:

       For a term of three (3) years expiring at the annual stockholders meeting in 2005:

		(01)	R. Peterson Chalfant	(02)	John H. Cheffy
		(03)	Abigail M. Feinkopf	(04)	John W. Kepner
		(05)	Jeremy C. McCamic	(06)	Joan C. Stamp

       with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.

(2) In accordance with the judgement of the said attorneys and proxies upon such other matters as may be presented for consideration and action.